Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-139350) of Corel Corporation of our report dated February 8, 2008 relating to the financial statements which appear in this Annual Report on Form 10-K and our report dated February 8, 2008 relating to the financial statement schedule which appears as Item 15(a)(2) in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants
Ottawa, Canada
February 8, 2008